Exh. 11(c)

                                           ASSISTANT SECRETARY'S CERTIFICATE


         I, Julie A. Tedesco, Assistant Secretary of The Munder Framlington Funds Trust ("Munder Framlington"), hereby certify that the following resolution authorizing Paul Roye, Julie Tedesco and Teresa Hamlin to sign Munder Framlington's Registration Statements on behalf of Lee Munder, President of Munder Framlington, has been adopted, at a meeting of the Board of Trustees duly called and held on May 6, 1997, at which a quorum was present and acting throughout:

         RESOLVED, that the Board of Trustees hereby authorizes Paul Roye, Julie Tedesco and Teresa M.R. Hamlin to execute and sign on behalf of Lee Munder, President of Munder Framlington, all amendments and supplements to Munder Framlington's Registration Statements on Form N-1A pursuant to a power of attorney from Lee Munder and hereby ratifies the execution of such Registration Statements by such persons.



Dated:  May 8, 1997                         /s/ Julie A. Tedesco
                                            --------------------
                      Julie A. Tedesco, Assistant Secretary
                                            The Munder Framlington Funds Trust